Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-4 of Hvide Marine Incorporated of our report dated March 20, 1997 regarding Bay Transportation Corporation appearing on page F-43 of Hvide Marine Incorporated's Registration Statement on Form S-3, Registration No. 333-42039. We also consent to the reference to us under the headings "Experts" in such Prospectus.




PRICE WATERHOUSE LLP

Tampa, Florida
March 13, 1998